Exhibit 99

Stephen Blum — Investor Relations (480) 754-5040

Cynthia A. Demers — Corporate & Government Affairs (480) 754-4090

The Dial Corporation’s CEO and CFO to Present to the
Consumer Analyst Group of New York

Scottsdale, Ariz. — October 20, 2003 — The Dial Corporation’s (NYSE: DL) Chairman, President and CEO, Herbert M. Baum, and Executive Vice President and CFO, Conrad A. Conrad, will present to the Consumer Analyst Group of New York on October 27, 2003. Mr. Baum and Mr. Conrad are scheduled to speak at 12:30 p.m. ET.

     A live audio web cast of the presentation is open to the general public and is available by accessing http://investor.info.dialcorp.com/webcasts.cfm. A replay of the web cast will be available through the same link through November 3, 2003.

     The Dial Corporation, headquartered in Scottsdale, Ariz., is one of America’s leading manufacturers of consumer products, including Dial® soaps, Purex® laundry detergents, Renuzit® air fresheners and Armour® Star canned meats. Dial products have been in the marketplace for more than 100 years. For more information about The Dial Corporation, visit the Company’s Web site at www.dialcorp.com.

###